EXHIBIT 10AM

                            SECOND AMENDMENT TO LEASE
                                     BETWEEN
                          NEW AVON LIMITED PARTNERSHIP
                                       AND
                             HAEMONETICS CORPORATION

      New Avon Limited Partnership ("Landlord") and Haemonetics Corporation ("Tenant") hereby amend the Lease between the Landlord and Tenant, dated as of July 29, 1997, as amended by a First Amendment to Lease dated August 31, 2002 (the "Lease").

      Whereas, Landlord and Tenant have reached certain agreements regarding Tenant's extension of the Lease and expansion into adjacent premises;

      Now Therefor, for good, lawful and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and notwithstanding anything in the Lease to the contrary, the Landlord and Tenant hereby agree as follows:

      1. The First Amendment to Lease dated August 31, 2002 is hereby terminated and of no force and effect.

      2. The Lease Term under the Lease is hereby extended from December 1, 2002 to November 30, 2007 (the "Extended Term")and the Lease Termination Date, as set forth in the Lease Information Page shall be November 30, 2007.

      3. Tenant shall lease from Landlord certain premises adjacent to the Demised Premises (shown as the "Additional Space" on the attached Exhibit "A") comprising approximately 13,000 square feet, such that Tenant can take occupancy of the Additional Space as of April 1, 2005, and from and after said April 1, 2005, the Demised Premises shall include the Additional Space.

      4. Annual Rent for the Demised Premises for the Extended Term, effective as of December 1, 2002, and terminating on November 30, 2007, shall be as follows:

Calendar Period                   Annual Rent                       Monthly Rent
---------------                   -----------                       ------------

12/1/02-2/28/03                    $208,800                           $17,400
3/1/03-2/29/04                     $218,400                           $18,200
3/1/04-2/28/05                     $228,000                           $19,000
3/1/05-3/31/05                     $237,600                           $19,800
4/1/05-2/28/06                     $301,950                           $25,163
3/1/06-2/28/07                     $317,200                           $26,433
3/1/07-11/30/07                    $329,400                           $27,450

Rent is due and payable on the first day of the month without notice or demand.

      5. In consideration of Landlord entering into this Second Amendment and as a lease extension/modification fee, Tenant shall pay Landlord the sum of $16,250.04, in twelve equal monthly installments of $1,354.17 commencing on April 1, 2004, and continuing on the first day of each month thereafter; for the purposes of this Agreement and the Lease, such shall be considered additional rent due under the Lease.

      6. Tenant's Share of the Real Estate Taxes and Operation Cost (as set forth in the Lease Information Page), shall remain at 31.47% through March 31, 2005, and thereafter shall be 40.09%.

      7. Tenant's Initial Estimated Monthly Payment on Account (as set forth in the Lease Information Page) shall be $2,724 for Real Estate Taxes and $2,909.50 for Operating Cost through March 31, 2005, which amounts will increase as of April 1, 2005 (currently estimated to be $3,441 and $3,675, respectively).

      8. When the Additional Space becomes part of the Demised Premises, the Additional Space shall be delivered to Tenant, in "as is, where is" condition, and broom clean.

      9. Tenant acknowledges that Landlord's obligations under this Second Amendment to Lease are conditioned upon the following occuring (i) execution and delivery of a new lease between Landlord and J.N. Muldoon, Inc. upon terms acceptable to Landlord in its sole discretion, and (ii) execution and delivery of a lease extension agreement between Team Work Labor Services, Inc. and Landlord upon terms acceptable to Landlord, in its sole discretion, and (iii) execution and delivery of an amendment and restatement of lease termination agreement between Landlord and J.N. Muldoon, Inc. upon terms acceptable to Landlord, in its sole discretion. In the event any one of (i), (ii) or (iii) does not occur, Landlord may, at its sole option, terminate this Amendment by written notice given to Tenant, and the same shall be void and of no force and effect.

      10. In all other respects the Lease is ratified and confirmed and in full force and effect.


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

      Executed as a second amendment of lease under seal on this day of February, 2004.

LANDLORD:                                 TENANT:

New Avon Limited Partnership              Haemonetics Corporation
by New Avon Development Corp.
it general partner


By:  s/Lawrence J. Rothschild              By:  s/Brad Nutter
    ------------------------------             ---------------------------------
    Lawrence J. Rothschild,                    Brad Nutter, President
    President                                  duly authorized
    duly authorized

Date: 2/10/2004                            Date: 2/10/2004


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